                                                                   EXHIBIT 10.10


                             MORTGAGE WAREHOUSING
                          LOAN AND SECURITY AGREEMENT
                           FIRST UNION NATIONAL BANK


                                      to


              MICHAEL STRAUSS, INC. d/b/a AMERICAN HOME MORTGAGE

                               TABLE OF CONTENTS

1    DEFINITIONS............................................................   1

2    THE LOAN...............................................................   6
     2.01  Separate Bank Advance............................................   6
     2.02  The Note.........................................................   6
     2.03  Use of Proceeds..................................................   6
     2.04  Advance Rates....................................................   6
     2.05  Payment of Interest and Principal................................   7
     2.06  Rate of Interest.................................................   7
     2.07  [Intentionally omitted]..........................................   7
     2.08  Automatic Charges to Borrower's Account..........................   7
     2.09  Banker's Year....................................................   8
     2.10  [Intentionally omitted...........................................   8

3    CONDITIONS OF LENDING..................................................   8
     3.01  Documentation Required Prior to First Advance Only...............   8
     3.02  Documentation Required Prior to All Advances.....................   9
     3.03  Funding of Separate Bank Advances................................   9
     3.04  Post Closing Delivery of Mortgage Notes..........................   9
     3.05  Post Closing Delivery of Additional Documents....................  10
     3.06  Delivery of Take-Out Commitment..................................  10
     3.07  Continuing Warranties............................................  10
     3.08  Other Requested Documents........................................  10
     3.09  Trade Confirmations..............................................  10

4    CONTINUING REPRESENTATIONS AND WARRANTIES..............................  10
     4.01  Borrower's Organization..........................................  10
     4.02  Financial Statements.............................................  11
     4.03  Authority........................................................  11
     4.04  Title to Collateral..............................................  11
     4.05  Warranties as to Each Mortgage Loan..............................  11
     4.06  Compliance with Laws of Applicable Jurisdiction..................  12
     4.07  Borrower's Locations.............................................  12
     4.08  No Subsidiaries..................................................  12
     4.09  No Default.......................................................  12
     4.10  Outstanding Judicial Proceedings.................................  12
     4.11  Accuracy of Submitted Information; No Material Omissions.........  12
     4.12  Loan Not Usurious................................................  12

5    COLLATERAL.............................................................  13
     5.01  Security Interest................................................  13
     5.02  Separate Assignment of Mortgages.................................  13
     5.03  Financing Statements.............................................  14

     5.04 Limited Power of Attorney.........................................  14
     5.05 Perfecting BANK's Lien............................................  14

6    AFFIRMATIVE COVENANTS
     6.01 Note Payments.....................................................  15
     6.02 Circumstances Requiring Immediate Repayment of Separate Bank
          Advance...........................................................  15
     6.03 Casualty Insurance................................................  15
     6.04 Other Insurance...................................................  15
     6.05 Enforcement of Mortgage Notes.....................................  15
     6.06 Costs of Collection...............................................  16
     6.07 Notation of Mortgage Assignments..................................  16
     6.08 Execution of Additional Documents.................................  16
     6.09 Submission of Financial Statements................................  16
          6.09.01 Submission of Quarterly Financial Statements..............  16
          6.09.02 Submission of Year End Financial Statement................  16
          6.09.03 Financial Statement Detail................................  16
          6.09.04 Projections...............................................  16
     6.10 Maintenance Books and Records.....................................  16
     6.11 Compliance with Administrative Requests of BANK...................  17
     6.12 Submission of Pipe Line Report....................................  17
     6.13 Notification of Mortgage Loan Default.............................  17
     6.14 Notification of Borrower's Default................................  17
     6.15 Maintenance of Take-Out Commitments...............................  17
     6.16 Financial Covenants...............................................  17
     6.17 Tax Returns.......................................................  17
     6.18 Payment of Taxes..................................................  17
     6.19 New Locations and Subsidiaries....................................  18
     6.20 Changes to Authorizational Documents..............................  18
     6.21 Mortgage Banker's Financial Reporting Form........................  18
     6.22 Additional Reports................................................  18
     6.23 Notification of Mortgage Warehouse Lines..........................  18
     6.24 Demand Deposit Account............................................  18
     6.25 FNMA/FHLMC Certification..........................................  18
     6.26 Compliance With Laws..............................................  18
     6.27 Notice of Litigation..............................................  18
     6.28 Payment of Obligations When Due...................................  18
     6.29 Operational Reviews...............................................  19
     6.30 Acknowledgment of Security Interest...............................  19
     6.31 Third Party Originations..........................................  19
     6.32 Exchange of Information...........................................  19

7    NEGATIVE COVENANTS.....................................................  19
     7.01 No Compromise of Collateral.......................................  19
     7.02 No Other Liens....................................................  19

     7.03 No Change in Borrower's Name or Organizational Status.............  19
     7.04 No Sale or Pledge of Assets or Capital Stock......................  19
     7.05 Improper Use of Proceeds..........................................  19
     7.06 No Dividends, Advances or Distributions...........................  20
     7.07 No Additional Indebtedness........................................  20
     7.08 No Misleading Information.........................................  20
     7.09 No Guarantees.....................................................  20
     7.10 No Change in Management, Ownership or Control.....................  20

8    DEFAULT................................................................  20
     8.01 Events of Default.................................................  20
     8.02 Remedies Upon Default.............................................  21

9    SALE OF MORTGAGE NOTES.................................................  22
     9.01 Delivery of Mortgage Notes by BANK................................  22
     9.02 Reassignment of Mortgage Notes by BANK............................  22

10   COLLECTIONS............................................................  23

11   TERMINATION............................................................  23

12   MISCELLANEOUS..........................................................  23
     12.01 Notices..........................................................  23
     12.02 Successors and Assigns...........................................  23
     12.03 Sale of Collateral by BANK.......................................  23
     12.04 Delay - No Waiver................................................  24
     12.05 (a) Entire Agreement-Supplemental Policies and Procedures........  24
           (b) Partial Invalidity...........................................  24
           (c) Counterparts.................................................  24
           (d) No Assignment by Borrower....................................  24
           (e) Materiality/Reliance by Bank.................................  25
           (f) No Third Party Beneficiary...................................  25
           (g) Confidentiality..............................................  25
     12.06 Interpretation of Accounting Terms...............................  25
     12.07 Pennsylvania Law/Consent to Jurisdiction and Service/Waiver of
           Jury Trial.......................................................  25
     12.08 Closing by Mail..................................................  26

                              MORTGAGE WAREHOUSING
                              --------------------
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

     THIS MORTGAGE WAREHOUSING LOAN AND SECURITY AGREEMENT made and entered into as of this 8th day of December, 1998. by and between FIRST UNION NATIONAL BANK. a national banking association with offices at 1339 Chestnut Street. Widener Building, Mail Code PA4831, 12th Floor, Philadelphia, Pennsylvania 19107 hereinafter called "BANK"), and MICHAEL STRAUSS, INC., a New York corporation doing business as AMERICAN HOME MORTGAGE with its principal place of business at 12 East 49/th/ Street, New York, NY 10017 (hereinafter called "Borrower").

                                   WITNESSETH
                                   ----------

     WHEREAS, the Borrower engages in the business of origination, purchase and sale of Mortgage Loans; and

     WHEREAS, Borrower desires to borrow from BANK from time to time in order to finance its making and purchasing of single family residential Mortgage Loans, pending sale to Investors; and

     WHEREAS, BANK is willing, subject to the terms of this Agreement, to consider advances to Borrower, up to the maximum amount that shall be determined from time to time by BANK, with Borrower's obligations for repayment to be secured, as hereinafter described, by Mortgage Loans:

     WHEREAS, Borrower and BANK now desire to enter into Mortgage Warehousing Agreements stating the rights and obligations of the parties hereto.

     NOW, THEREFORE, in consideration of the mutual undertakings herein and of each advance made by BANK to Borrower hereunder, the parties hereto agree as follows:

1 Definitions

     1.01 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Paragraph shall have the meanings assigned to them in this Paragraph and include the plural as well as the singular.

     1.02 The terms which follow have the meanings herein ascribed to them:

     Agreement means this Agreement as executed as of the date first above
     ---------
written or, if amended or supplemented as herein provided, as so amended or supplemented.

     Closing Media means a title company, closing attorney or other entity which
     -------------
would disburse funds at settlement of the Mortgage.

     Collateral means Mortgage Loans. Mortgage Notes. Mortgages and all other
     ----------
property rights, proceeds and payments relating to i) Mortgage Loans which have been pledged to BANK (whether by delivery to BANK, Collateral Custodian, or to a third party on BANK's behalf or otherwise) or upon which Separate Bank Advances were made by BANK and ii) all other personal property of Borrower hereinafter described in Paragraph 5.01. and/or from time to time deposited with, delivered or to be delivered or held by or for BANK pursuant to this Agreement, and the proceeds thereof in each case. whether now or hereafter arising.

     Collateral Custodian means Bankers Trust Company or any other party so
     --------------------
appointed or designated by BANK and mutually agreed to by Borrower.

     Committed Purchase Price means, with respect to a Mortgage Loan, the price
     ------------------------
at which the Investor under the applicable Take-Out Commitment has agreed to purchase said Mortgage Loan. This may be fixed at the time of issuance of the Take-Out Commitment, or float to market, to be determined at the time of settlement.

     Conventional Mortgage Loans means Mortgage Loans which meet FNMA, FHLMC, or
     ---------------------------
other generally accepted underwriting criteria for conforming loans, in addition to the requirements set forth in the applicable Take-Out Commitment if any, and which further meet such additional requirements as BANK may impose from time to time.

     Current Ratio means a fraction, determined as of the pertinent financial
     -------------
statement date, the numerator of which is the sum total of Borrower's current assets, as defined by GAAP, less mortgage loans held for resale, prepaid expenses, and any amounts subtracted from Tangible Stockholder's Equity that are classified as current assets, and the denominator of which is current liabilities, as defined by GAAP, less outstanding borrowings under all warehouse lines.

     Custodial Agreement means the Custodial Agreement of even date herewith by
     -------------------
and among BANK, Borrower, and Collateral Custodian as amended from time to time.

     Eligible Mortgage Loans means single family (1-4 family) Conventional, FHA
     -----------------------
or VA, Jumbo, and Non-Conforming Loans payable at either a fixed or variable rate of interest, which are subject to a Take-Out Commitment at the time the Loan is made, and which if previously closed, is not in default. Wherever applicable, such loans shall be insured by a policy of title insurance acceptable to BANK in its sole discretion.

     Eligible Repurchase Mortgage Loans means Mortgage Loans repurchased by
     ----------------------------------
Borrower from an Investor but which would otherwise meet all requirements of Eligible Mortgage Loans except as expressly disclosed in writing to BANK and approved by BANK in its sole and absolute discretion.

     Federal Funds Rate means the daily opening Federal Funds Rate as quoted by
     ------------------
BANK from time to time.

     FHA Mortgage Loans means Mortgage Loans with in acceptable limits to and
     ------------------
insured or committed to be insured, by the FHA and evidenced by instruments and documents which comply and arising from a transaction which complies, in all respects with the requirements of the FHA.

     FHLMC means the Federal Home Loan Mortgage Corporation or its successor.
     -----

     FNMA means the Federal National Mortgage Association or its successors.
     ----

     Guarantor means Michael Strauss
     ---------

     Guaranty means a duly executed guaranty in form and content satisfactory to
     --------
BANK.

     Investor means a bank, trust company, savings and loan association, pension
     --------
fund. governmental authority, insurance company, institutional investor, investment brokerage firm, mortgage banker, or other entity, determined by BANK, in its sole discretion, to be acceptable.

     Jumbo Loans means loans which exceed the maximum loan amount permitted by
     -----------
then current FNMA or FHLMC purchase guidelines but otherwise meet FHLMC, FNMA or other generally accepted purchase criteria for conforming loans, but in no event exceed $1,000,000 at the time the loan was closed unless otherwise pre-approved by BANK.

     Leverage Ratio shall mean a fraction, determined as of the pertinent
     --------------
financial statement date, the numerator of which is the sum total of Borrower's outstanding liabilities and the denominator of which is Tangible Stockholder's Equity.

     Liabilities means all indebtedness that, in accordance with generally
     -----------
accepted accounting principles consistently applied, should be classified as liabilities on a balance sheet of Borrower.

     Maximum Loan Amount means $40,000,000.
     -------------------

     Mortgage means a mortgage, a deed of trust, or security agreement (for
     --------
cooperative share loans) on real estate, and securing a Mortgage Loan and also creating a valid first or second lien on the fee simple title (or leasehold in the case of cooperative share loans) to real estate referred therein subject only to (i) liens for taxes, not yet due and payable or similar governmental charges not yet due and payable or still subject to payment without interest or penalty, (ii) zoning restrictions, utility easements, covenants, or conditions and restrictions of record, which shall neither defeat nor render invalid such lieu or the priority thereof, nor materially impair the marketability or value of such real estate, nor be violated by the existing improvements or the intended use thereof; (iii) such other liens as may have been approved in writing by BANK.

     Mortgage Loan means a loan evidenced by a Mortgage Note and secured by a
     -------------
Mortgage covering a fee simple interest (or leasehold in the case of cooperative share loans) in residential (1-4 family) real property and all improvements located thereon located in the United States, which loan meet all FNMA , FHLMC or other generally accepted conditions for purchase at the time that it was made, excepting only as to amount in the case of "Jumbo Loans". Mortgage Loans may be Conventional. FHA or VA Loans.

     Mortgage Note means a valid and binding note, bond or other evidence of
     -------------
indebtedness evidencing a Mortgage Loan and secured by a Mortgage, which (i) was executed by a bona fide third person who has capacity to contract; (ii) is payable in accordance with terms acceptable to FNMA or FHLMC or other generally acceptable investors at the time the Loan is closed and otherwise acceptable to BANK; (iii) matures in 30 years or less unless otherwise agreed to by BANK, and
(iv) complies with any other terms as may be required in writing in advance of the closing date by BANK, from time to time.

     Non-conforming Loans means Mortgage Loans which do not comply with all of
     --------------------
the requirements for Conventional Mortgage Loans as defined by FNMA, FHLMC or other generally accepted criteria for conforming loans, but are underwritten in accordance with guidelines stipulated in Schedule A, which have a loan to value ratio not exceeding 90%, (other than where permitted elsewhere in this Agreement) and which constitute a valid first or second lien on the real estate referred to in the Mortgage.

     Non-conforming Loan Sublimit means the aggregate amount of all
     ----------------------------
Non-conforming Loans outstanding at any one time shall not exceed twenty percent (20%) of the Maximum Loan Amount or $8,000,000.

     Obligations means all duties required of Borrower arising out of the terms
     -----------
of this Loan and Security Agreement, or the promissory note or any other document required by BANK in connection with the granting of this credit facility, including but not limited to, monetary payments and performance of all covenants and conditions.

     Reduced Documentation Loan means Eligible Mortgage Loans which meet an
     --------------------------
Investor's purchase criteria under a reduced documentation loan program which must be satisfactory to BANK.

     Repurchase Loan Sublimit means an amount not to exceed $750,000 at any one
     ------------------------
time. Advances under this sublimit shall be at the sole and absolute discretion of BANK.

     Separate Bank Advance means each separate advance of the Loan remaining
     ---------------------
unpaid hereunder from time to time together with interest accrued thereon.

     Stockholder's Equity means the sum of the following accounts set forth in
     --------------------
Borrower's balance sheet prepared in accordance with generally accepted accounting principles consistently applied: (a) the par or stated value of all outstanding capital stock; (b) capital surplus; and (c) retained earnings.

     Subsidiary means a corporation of which 50% or more of the outstanding
     ----------
voting stock (except for directors' qualifying shares, if and to the extent required by law) is owned, at the time of determination, directly or indirectly, by the Borrower.

     Take-Out Commitment means an existing written commitment to Borrower in
     -------------------
form and substance satisfactory to BANK from an Investor satisfactory to BANK under the terms of which the such Investor agrees to purchase Mortgage Notes or a specific Mortgage Note.

     Tangible Stockholder's Equity means, at any time. Stockholders'Equity less the -----------------------------
sum of:

     (a) Any surplus resulting from any write-up of assets;

     (b) Goodwill including any amounts. however designated on a balance sheet of the Borrower, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower;

     (c) Patents, trademarks, trade names and copyrights;

     (d) Any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet;

     (e) Loans and advances to stockholders, directors, officers, employees or affiliated companies;

     (f) Deferred expenses;

     (g) Capitalized purchased servicing;

     (h) Capitalized excess servicing;

     (i) Assets, the marketability, and/or liquidity value of which are not readily ascertainable, in BANK's sole discretion;

     Termination Date means the earlier of (i) December 7, 1999 or (ii) the date
     ----------------
on which BANK notifies Borrower of the occurrence of an Event of Default hereunder.

     VA Mortgage Loans means Mortgage Loans within acceptable limits to and
     -----------------
guaranteed by the VA, and evidenced by instruments and documents which comply, and arising from a transaction which complies, in all respects, with the requirements of the VA.

     Wet Settlement Sublimit means 50% of the Maximum Loan Amount; provided that
     -----------------------
during the first and last five (5) business days of each month the Wet Settlement Sublimit shall be 65% of' the Maximum Loan Amount.

2 The Loan

     2.01 Separate Bank Advance: Borrower may from time to time, until the
          ---------------------
Termination Date, request BANK to advance and lend to Borrower an amount, in connection with any Eligible Mortgage Loan acceptable as Collateral to BANK, of which Separate Bank Advance BANK, in its sole discretion may agree to make to Borrower, not to exceed at any one time the Maximum Loan Amount. The aggregate unpaid principal amount outstanding at any one time, of all the Separate Bank Advances (hereinafter called the "Loan") shall not exceed the Maximum Loan Amount. In addition, (i) the aggregate unpaid principal amount of all Separate Bank Advances in respect of Non-conforming Loans outstanding at any one time shall not exceed the Non-conforming Loan Sublimit, and (ii) the aggregate unpaid principal amount of all Separate Bank Advances in respect of Eligible Repurchase Mortgage Loans outstanding at any one time shall not exceed the Repurchase Loan Sublimit.

     2.02 The Note: The Loan, which shall be in the form of a revolving credit,
          --------
shall be evidenced by Borrower's promissory note (hereinafter called the "Note"), in form and content satisfactory to BANK. All terms of the Note are incorporated herein. The Note shall be dated the date of this Agreement, shall bear interest payable at the rate and in the manner provided for in Paragraph
2.06 herein, and shall evidence advances of the Loan as follows:

          2.02.01 The Note, which shall be in the principal face amount of the Maximum Loan Amount, shall evidence advances of the Loan as based on BANK'S receipt of the Collateral therefor as set forth under Paragraph 3 below;

          2.02.02 Borrower agrees that the date and amount of each advance of the Loan shall be as set forth in the books and records of BANK relating to such matters which shall be presumed accurate but subject to verification and correction by Borrower within 45 days of Borrower's receipt of a statement.

     2.03 Use of Proceeds: The proceeds of the Loan shall be used by Borrower
          ---------------
solely to finance its making or purchase of Eligible Mortgage Loans pending sale thereof to Investors. Use of Loan proceeds for any other purpose, including but not limited to, the repurchase of loans purchased by an Investor and subsequently returned to Borrower without the prior written consent of BANK, shall be a breach of this Agreement.

     2.04 Advance Rates: The Borrower may request advances and readvances of the
          -------------
Loan subject to the following requirements, limitations and sub-limitations:

               (a) all advances made hereunder shall be secured by Eligible Mortgage Loans;

               (b) except as otherwise provided in Subsection (c) hereof, each advance of the Loan secured by Eligible Mortgage Loans shall not exceed 98% of the lesser of i) the Committed Purchase Price (if applicable) or ii) the aggregate original principal balance of the Mortgage Loans securing such advance; and

               (c)each advance of the Loan secured by an Eligible Mortgage Loan that is a Non-conforming Loan shall not exceed 95% of the lesser of (i) the Committed Purchase Price or (ii) the aggregate original principal balance of the Mortgage Loans securing such advance; or (iii) the market value as determined by BANK (provided that BANK supply Custodian with its determination of such market value prior to any adjustments if based on BANK's market value).
and

               (d) the total amount advanced against Eligible Mortgage Loans for which BANK has not received the original, properly endorsed Mortgage Note shall not at any time exceed the Wet Settlement Sublimit; and

               (e) each advance of the Loan secured by Eligible Repurchase Mortgage Loans shall not exceed 70% of the lesser of (i) the original principal amount, (ii) the current outstanding principal balance, or (iii) appraised value of the real estate referred to in the Mortgage at the time of advance; and


     2.05 Payment of Interest and Principal: Until the Termination Date,
          ---------------------------------
Borrower shall pay monthly installments of interest only, on the first day of each month, commencing on the first day of the calendar month next succeeding the date hereof. The Borrower shall be required, upon receipt from an Investor of proceeds from the sale of Mortgage Loans securing the Loan, which proceeds shall be held in trust for the benefit of BANK, to make payments to of principal equal to all amounts advanced by BANK with respect to such Mortgage Loans.

     2.06 Rate of Interest: Borrower shall pay to BANK interest on the daily
          ----------------
outstanding principal balance, of the Loan at a per annum Federal Funds Rate plus 1.50% (except for those portions of daily outstanding principal amounts representing advances under the Non-conforming Loan Sublimit which shall bear interest at the rate of the Federal Funds Rate plus 1.75% and the Repurchase Loan Sublimit which shall bear interest at the rate of the Federal Funds Rate plus 2.25%), adjusted daily on the daily outstanding principal balance. Interest shall continue to accrue on the unpaid principal balance even if all sums due hereunder are accelerated and reduced to judgment. Upon the occurrence of any such Event of Default or at any time thereafter, Bank may, begin accruing interest on the Note, at two percent (2%) per annum in excess of the rate(s) of interest provided for above; provided, however that no interest shall accrue hereunder in excess of the maximum rate permitted by law. All such additional interest shall be payable on demand.

     2.07 [Intentionally omitted]

     2.08 Automatic Charges to Borrower's Account: Interest shall be due and
          ---------------------------------------
payable on the first day of each month at which date Borrower shall pay to BANK, by means of BANK'S direct charge to Borrower's demand deposit account (DDA account), (i) interest calculated as aforesaid on the daily outstanding principal balances for the preceding month, (ii) the cost of any operational reviews conducted during the preceding month pursuant to (P) 6.30 hereof, and
(iii)
recording and filing fees incurred by BANK to perfect and maintain its security interest in the Collateral, (iv) third party fees.

     2.09 Banker's Year: All interest calculations shall be based on a 360 day
          -------------
year for the actual number of days elapsed.

     2.10 [Intentionally omitted]


3 Conditions of Lending.

     3.01 Documentation Required Prior to First Advance Only: Delivery by
          --------------------------------------------------
Borrower of each of the following to BANK shall be conditions precedent to the making of the first advance of the Loan:

          3.01.01 Borrower's executed Note.

          3.01.02 The Custodian Agreement executed by all parties.

          3.01.03 An opinion of counsel for Borrower (in a form and content satisfactory to BANK) as to all the matters referenced in Paragraph 4 hereof, excepting only 4.02, 4.04, 4.05, 4.07;

          3.01.04 A certified copy of a resolution of Borrower's Board of Directors authorizing the borrowing herein provided for, the execution and delivery of this Agreement and the Note, and the endorsing and assigning to BANK of the Collateral as herein provided;

          3.01.05 i) A true, complete and correct copy of Borrower's Certificate or Articles of Incorporation and all amendments thereto; ii) a true, complete and correct copy of Borrower's By-Laws and all amendments thereto; iii) a Certification by Borrower's Secretary as to the incumbency and specimen signatures of each party executing this Agreement and any endorsements or assignments to be executed in the performance of this Agreement; iv) a certificate issued by the Secretary of the State of Borrower's state of incorporation as to the good standing and continued existence of Borrower; v) certificates of the appropriate officials of each state in which Borrower conducts business as to the qualification of the Borrower to transact business and its good standing and continued and existence as a foreign corporation in said jurisdiction.

          3.01.06 The Guaranty Agreement.

          3.01.07 Evidence of Borrower's receipt of FNMA seller approval certification when appropriate.

          3.01.08 Evidence of insurance.

     3.02 Documentation Required Prior to All Advances: Delivery by Borrower of
          --------------------------------------------
each of the following to Collateral Custodian at the time set forth in the Custodial Agreement. (not less than one business day prior to closing for Eligible Mortgage Loans) shall be conditions precedent to the making of each Separate Bank Advance (Note - Although BANK may elect to waive some of the following requirements as part of the Custodial Agreement, BANK will retain the right to require all such documents at any time in its sole discretion by written notice to Borrower and Custodian):

          3.02.01 A copy of the bank draft or wire instructions to BANK to wire mortgage proceeds to the Closing Media reflecting the intended amount and date of disbursement of the proceeds of the Mortgage Loan; and

          3.02.02 A copy of Take-Out Commitment, in form and content satisfactory to BANK, agreeing to purchase that specific Mortgage Loan, or other documentation that may be acceptable to BANK (which may have been previously provided); and

          3.02.03 A copy of the proposed Mortgage Note to be executed at settlement; and

          3.02.04 A copy of the proposed Mortgage (or security agreement if a cooperative loan) to be executed at settlement; and

          3.02.05 Original assignment in blank in recordable form or, if assigned directly to Investor at closing, then Borrower shall provide a copy of the executed assignment; and

          3.02.06 A transmittal sheet approved by Investor;

          3.02.07 A copy of the instruction letter from Borrower to the Closing Media regarding the settlement of the Mortgage Loan, and

          3.02.08 Any other documents, reasonably requested by BANK or Collateral Custodian.

     3.03 Funding of Separate Bank Advances Subject to timely submission of all
          ---------------------------------
documentation required by (S)3.02, each Separate Bank Advance shall be made pursuant to the terms of the Custodial Agreement.

     3.04 Post Closing Delivery of Mortgage Notes: Borrower shall deliver to
          ---------------------------------------
Collateral Custodian within five business days following the date of settlement of the Mortgage Loan the original executed Mortgage Note evidencing the Mortgage Loan, duly endorsed in blank, without recourse, by Borrower and subject to all warranties set forth in this Agreement, together with an assignment of mortgage where required by BANK in blank, in recordable form with a cony of the Mortgage for security agreement it cooperative loan certified by the Closing Media to be true and correct.

     3.05 Post Closing Delivery of Additional Documents: For each Eligible
          ---------------------------------------------
Mortgage Loan which is the subject of a Separate Bank Advance, Borrower shall deliver directly to the Investor within the time frame permitted by the applicable Take-out Commitment, those documents required to be delivered to the Investor.

     3.06 Delivery of Take-Out Commitment: Each Eligible Mortgage Loan shall be
          -------------------------------
delivered accompanied by evidence of a Take-Out Commitment satisfactory to BANK, except where such documentation was previously provided or is not applicable.

     3.07 Continuing Warranties: Each covenant, representation and warranty
          ---------------------
contained in this Agreement shall be made as of the signing of this Agreement and shall be deemed to be reaffirmed at the time any Separate Bank Advance is requested by Borrower, and as a precondition to the making of any advance hereunder, no default by Borrower shall have occurred and be continuing, and no event shall have occurred which, with the lapse of time or notice or both, shall constitute such default; and Borrower shall have paid all fees and charges payable by Borrower hereunder.

     3.08 Other Requested Documents: Borrower shall deliver directly to BANK any
          -------------------------
documents pertaining to the Mortgage Loan which BANK reasonably specifically requests, within a reasonable time frame after request for Separate Bank Advance.

     3.09 Trade Confirmations: Unless otherwise agreed to by BANK, each request
          -------------------
for delivery of an Eligible Mortgage Loan to an Investor, in which it is contemplated that a participation certificate (PC) or mortgage backed security
(MBS) will be issued in lieu of cash, shall be accompanied by a trade confirmation committing to purchase the PC/MBS identifying the purchaser (which must be acceptable to BANK) and the purchase price.

4 Continuing Representations and Warranties.

     In order to induce BANK to enter into this Agreement and to make each Separate Bank Advance, Borrower warrants and represents that as of the date hereof, at the time of the making each Separate Bank Advance hereunder, at the time each Note is delivered to BANK, at the time assignment of each Eligible Mortgage Loan to BANK, and at the time of delivery of each Eligible Mortgage Loan to the Investor that:

     4.01 Borrower's Organization: Borrower is a corporation duly organized and
          -----------------------
existing and in good standing under the laws of New York, and Borrower is qualified as a foreign corporation and in good standing in every other jurisdiction where its business or operations requires such qualification. The execution, delivery and performance of this Agreement, the Notes and other documents required of Borrower have been duly authorized by all requisite action and will not violate the charter or by-laws of Borrower or any applicable statutes or regulations or any; agreements or judgements to which Borrower is a party. This Agreement and the Note are valid and binding obligations of Borrower, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws or equitable principles affecting the enforcement of creditors' rights, and the consent or approval of governmental authorities or of third parties is not required for the validity of Borrower's obligations hereunder or thereunder or, if required, has been obtained; nor does this Agreement or the Note violate any applicable Federal, state or local law, rule or regulation relating to usury.

     4.02 Financial Statements: All financial statements and financial
          --------------------
information heretofore delivered to BANK are true and correct in all material respects as of the date made. As of the date of this Agreement and as of the date of any borrowing hereunder, there has not been, nor does Borrower anticipate the occurrence of, any material change of an adverse nature sufficient to impair Borrower's ability to repay every Separate Bank Advance or to continue to conduct its business as it is being conducted on the date hereof. Borrower has no material contingent liabilities or unusual forward or long-term commitments which are not disclosed by or reserved against in said financial statements furnished to BANK or have not been disclosed to BANK in writing. At the date of this Agreement and at the date of each advance requested by Borrower hereunder, Borrower warrants and reaffirms there are no material unrealized or anticipated losses from any commitments of the Borrower except as previously disclosed in writing to BANK.

     4.03 Authority: All requisite action for the authorization, execution and
          ---------
delivery by Borrower of this Agreement and the Note, and for the assigning and endorsing by Borrower of the Collateral as provided for hereunder, has been duly taken and has not been rescinded.

     4.04 Title to Collateral: Borrower is or will be the legal and beneficial
          -------------------
owner (subject only to potential claims of an Investor arising solely out of a Take-Out Commitment) of the Collateral at the time pledged, free and clear of all adverse security interests, liens and encumbrances, and has the right to assign the same to BANK as contemplated by the Agreement.

     4.05 Warranties as to Each Mortgage Loan: Each Mortgage Loan is an Eligible
          -----------------------------------
Mortgage Loan; is in full force and effect; has not been modified and is free of default; is not subject to defense or right of set-off on the part of the maker or makers of the Mortgage Note; is secured by a valid first lien on fee simple real estate, free from damage or casualty; represents a bona fide transaction which has been carried out in accordance with all applicable laws and regulations, including, but not limited to, the making of all required disclosures correctly to all persons entitled to receive them within the time specified under such laws or rules and regulations, which shall include but not be limited to:

          (a) Real Estate Settlement Procedures Act of 1974, as amended -- Regulation X;

          (b) Fair Credit Reporting Act;

          (c) Equal Credit Opportunity Act - Regulation B:

          (d) Truth-In-Lending Act - Regulation Z:

and applicable regulations of the Office of Thrift Supervision and the Comptroller of the Currency; and for which the total consideration, to be advanced by Borrower or other lender, shall in fact have been advanced less closing and other fees and costs which may customarily be deducted from the loan proceeds; and shall be the subject of a valid and effective Take-Out Commitment as previously stipulated.

     4.06 Compliance with Laws of Applicable Jurisdiction: Borrower is fully
          -----------------------------------------------
familiar with the requirements of the laws of the applicable jurisdiction(s) from which all Mortgage Loans assigned as Collateral hereunder originate and all Mortgage Loans assigned as Collateral hereunder have been made in strict compliance with the provisions of any act, law or regulation which governs lending practices enacted by the applicable jurisdiction.

     4.07 Borrower's Locations: The address of Borrower set forth above in this
          --------------------
Agreement is its chief executive office; and the addresses indicated on Exhibit A, if any, attached hereto are all of the Borrower's offices or locations;

     4.08 No Subsidiaries: Borrower has no Subsidiaries other than those
          ---------------
designated and described in writing to BANK on or prior to the date hereof.

     4.09 No Default: Borrower has no knowledge of any default under any
          ----------
material term or provision of any agreement to which it is a party or by which it is bound or to which any of its property is subject, which default would have a material adverse effect on Borrower's creditworthiness. It is agreed that a breach of the terms of any mortgage warehouse loan agreement with any other lender shall be deemed to have such a material adverse effect.

     4.10 Outstanding Judicial Proceedings: There are no outstanding criminal
          --------------------------------
proceedings pending or threatened, or judgements, actions or proceedings pending or threatened before any court or governmental authority, bureau or agency, with respect to or affecting the Borrower wherein damages alleged or owed exceed $50,000.00, nor are there any such actions or proceedings in which Borrower is a plaintiff or complainant (excepting routine foreclosures) wherein damages alleged exceed the sum of $50,000.00.

     4.11 Accuracy of Submitted Information; No Material Omissions: Neither the
          --------------------------------------------------------
Financial Statements, nor any certificate, opinion or any other statement made or furnished to BANK by or on behalf of the Borrower in connection with this Agreement or the transaction contemplated herein, contains any untrue statement of a material fact, or omits a material fact necessary in order to make the statements contained therein or herein not misleading.

     4.12 Loan Not Usurious: The Loan as contemplated herein is not usurious.
          -----------------

5. Collateral

     5.01 Security Interest: Borrower hereby grants to BANK, as one general,
          -----------------
continuing collateral security for the Loan and for any other sums owing from Borrower to BANK under the Note or this Agreement, as well as for any other present or future indebtedness or liability of Borrower to BANK, a security interest in all Mortgage Loans now or hereafter made which have been pledged to BANK (whether by delivery to BANK, to the Collateral Custodian, or to a third party on BANK's behalf or otherwise) or upon which any advance is made by BANK, and in the Mortgage Note and Mortgage evidencing said Mortgage Loan, and in all instruments, general intangibles, property, rights proceeds and payments relating thereto, including without limitation the following:

     5.01.01 All payments and prepayments of principal, interest, and other income due or to become due thereon and all proceeds therefrom, and all the right, title and interest of every nature whatsoever of Borrower in and to the same and every part of such property including, without limitation, the following:

          (a) All rights, liens and security interest existing with respect thereto or as security therefor;

          (b) All hazard insurance policies, title insurance policies or condemnation proceeds with respect thereto;

          (c) All prepayment premiums and late payment charges with respect thereto;

          5.01.02 All real estate acquired by Borrower by deed in lieu of foreclosure or by foreclosure attributable to any such Mortgage Loan;

          5.01.03 All Take-Out Commitments, mortgage backed securities, and/or pool participation certificates and the proceeds resulting from sales of same by Borrower;

          5.01.04 All right, title and interest of Borrower in and to all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information, and related data of Borrower;

          5.01.05 The proceeds from the sale of any Collateral;

          5.01.06 Any other property and proceeds thereof that may, from time to time hereafter, be subject to the security interests created hereby;

          5.01.07 All business records, computer tapes, software, microfiche, etc., necessary to identify and locate the Collateral.

     5.02 Separate Assignment of Mortgages: At the time of making each Separate
          --------------------------------
Bank Advance, BANK may require Borrower to deliver a separate assignment to BANK of all of

Borrower's right title and interest in the Mortgage Note and Mortgage and other property right, proceeds or payment forming part of the Collateral including but not limited to all Borrower's rights in and to any applicable Take-Out commitment and insurance policies and proceeds and Borrower will pay the cost of filing the same in all public offices.

     5.03 Financing Statements: Borrower will join with BANK in executing one or
          --------------------
more financing statements covering the Collateral pursuant to the Uniform Commercial Code, in form satisfactory to BANK, and will pay the cost of filing the same in all public offices. A copy of this Agreement may be recorded as a financing statement.

     5.04 Limited Power of Attorney: From and after the occurrence of an Event
          -------------------------
of Default, Borrower hereby irrevocably makes, constitutes and appoints BANK its attorney-in- fact with full power of substitution for and on behalf and in the name of Borrower (which BANK is under no obligation to use) to endorse any checks, instruments or other papers in BANK's possession representing payments on assigned Mortgage Notes and Mortgages or Take-Out Commitments to purchase Mortgage Notes and Mortgages; to complete, execute, deliver and record any assignment or other document, including financing statements covering the Collateral; to endorse any Mortgage Note in the name of Borrower and do every other act or thing necessary or desirable to effect transfer of a Mortgage Note, Mortgage or any related Collateral and/or to protect the interest of BANK in the Collateral; to take all necessary and appropriate action in Borrower's name with respect to any Separate Bank Advances hereunder and servicing of Mortgage Notes and Mortgages or sale of Collateral under any Commitment; to take any and all action which BANK deems appropriate to commence, prosecute, settle, discontinue, defend or otherwise dispose of any claim relating to any Commitment, insurance or guarantee, assigned Mortgage Note, Mortgage or other Collateral; and to sign Borrower's name whenever and wherever appropriate to the performance of this Agreement, including, but not limited to, execution in Borrower's name of any document necessary to perfect or protect BANK's security interest granted hereunder. This appointment shall be deemed coupled with an interest but shall only extend to dealings with regard to the Collateral.

     5.05 Perfecting BANK's Lien: Borrower hereby agrees, upon BANK's request,
          ----------------------
to sign any additional documents which BANK, or its counsel, deems necessary to evidence or perfect BANK's lien on any Collateral, or which may be required by GNMA, FNMA, FHLMC or other investor in order to secure the investor's acknowledgement and recognition of BANK's lien on the Collateral.

6 Affirmative Covenants.

     Borrower covenants and agrees:

     6.01 Note Payments: To pay the Loan (as provided in the Note and this
          -------------
Agreement) when due including but not limited to interest upon the Loan on the first day of each month.

     6.02 Circumstances Requiring immediate Repayment of Separate Bank
          ------------------------------------------------------------
Advance. To repay in full immediately to BANK, on demand of BANK, any Separate
-------
Bank Advance plus accrued interest, if the Mortgage Loan transferred as Collateral in connection therewith to BANK. (a) shall be rejected as unsatisfactory for purchase by the permanent Investor and has exceeded the permissible warehouse period; (b) has not been purchased within sixty days after funding by BANK (or within ninety days for up to 5% of the Maximum Loan Amount, or within 270 days for advances under the Repurchase Loan Sublimit) or within the time permitted under any applicable Take-Out Commitment whichever occurs first; (c) said Mortgage Loan becomes delinquent or in default for a period of 60 days or more; (d) possession of the Mortgage Note and other documents evidencing the Mortgage Loan are not delivered to BANK within the time limits provided in accordance with the terms of Paragraph 3 hereof; or (e) is secured by premises improvements which have sustained a casualty loss in excess of 5% of the appraised value of the land and improvements; (f) ceases to be an Eligible Mortgage Loan; or (g) twenty-one (21) days or more have elapsed from the date of shipment or delivery of Collateral to an Investor without having received full payment of the Advance(s) or portions thereof secured hereby.

          6.02.01 In the event that BANK received FNMA Certificates, FHLMC Participation Certificates or GNMA Securities in connection with any Eligible Mortgage Loans delivered in a pool; as set forth in 6.02.01, Borrower shall be obligated to purchase, or cause the Investor to purchase, said certificates or securities from BANK, for cash in an amount equal to all Separate Bank Advances, plus accrued interest thereon, for such Eligible Mortgage Loans, on the same business day that said certificates or securities are received by BANK.

          6.02.02 In the event that any loan i) loses its takeout commitment,
ii) the takeout commitment's price changes, or iii) the loan remains in the warehouse line longer than 30 days, BANK, at its option, in addition to other rights it may have, may adjust the advance rate in the same manner provided in
(P)6.02.01.

     6.03 Casualty Insurance: To place, or cause to be placed, and maintained at
          ------------------
all times, such fire and extended coverage insurance on all real estate forming the basis of the Collateral as may be required by the Investor or if there is no Investor, by BANK.

     6.04 Other Insurance: To maintain (a) errors and omissions insurance or
          ---------------
mortgage impairment insurance and blanket bond coverage, with such companies and in such amounts as satisfy prevailing FNMA, FHLMC and GNMA requirements applicable to a qualified mortgage originating institution, and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the BANK, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within thirty (30) days after notice from the BANK, will obtain such additional insurance as the BANK shall reasonably require, all at the sole expense of the Company. Copies of such policies shall be furnished to the BANK without charge upon request of the BANK.

     6.05 Enforcement of Mortgage Notes: To enforce payment and collection, at
          -----------------------------
Borrower's expense, of all Mortgage Notes assigned to BANK hereunder as Collateral.

     6.06 Cost of Collection: To pay the reasonable cost of collection including
          ------------------
attorney's fees of any of the Collateral, the enforcement of collection of which has been undertaken by BANK.

     6.07 Notation of Mortgage Assignments: To make appropriate notations on its
          --------------------------------
books of all assignments to BANK hereunder, and to give such notice hereof as BANK may from time to time reasonably require.

     6.08 Execution of Additional Documents: To execute such additional
          ---------------------------------
instruments or assignments of the Collateral as BANK may from time to time reasonably require.

     6.09 Submission of Financial Statements:
          ----------------------------------

          6.09.01 Submission of Monthly Financial Statements: To furnish to BANK
                  ------------------------------------------
within thirty (30) days after the close of each monthly accounting period in each fiscal year (other than the final fiscal month of any such year): (a) a statement of stockholders' equity; (b) an income statement of the Borrower for such monthly period; (c) a cash flow statement for such monthly period; and (d) a balance sheet of the Borrower as of the end of such monthly period -- all in detail, subject to year end audit adjustments and prepared by Borrower, and certified true and correct by Borrower's chief financial officer, or by Borrower's President.

          6.09.02 Submission of Year End Financial Statement: To furnish to BANK
                  ------------------------------------------
within ninety (90) days after the close of each fiscal year: (a) a statement of stockholders' equity; (b) an income statement of the Borrower and each Guarantor for such fiscal year; (c) a cash flow statement for such fiscal period; and (d) a balance sheet of the Borrower and each Guarantor as of the end of such fiscal year, all in reasonable detail, including all supporting schedules and comments; the statements and balance sheet to be audited by an independent certified public accountant (except for Guarantor's which need not be audited) selected by the Borrower and acceptable to BANK; and accompanied by such accountant's opinion letter reasonably satisfactory to BANK and certified true and correct by Borrower's chief financial officer, Borrower's President, or the Guarantor(s), whichever may be applicable.

          6.09.03 Financial Statement Detail: That each financial statement
                  --------------------------
submitted pursuant to (S)6.09 shall include (a) the then current Tangible Stockholders Equity, and (b) Borrower's Leverage Ratio and Current Ratio. All statements shall be satisfactory to BANK in form, substance and detail and shall be accompanied by work sheet calculations used to arrive at reported results, including but not limited to, BANK's then current covenant compliance sheet. All calculations and supporting data shall be certified true and correct by both Borrower's chief financial officer or Borrower's President.

     6.10 Maintenance Books and Records: To maintain adequate books, accounts
          -----------------------------
and records in accordance with generally accepted accounting practices with appropriate notations thereon of all assignments to BANK; and to permit BANK or its representatives at any reasonable time to inspect or examine or audit the books, accounts and records of Borrower.

     6.11 Compliance with Administrative Requests of BANK: To comply with such
          -----------------------------------------------
reasonable administrative directions as BANK may give in order to provide proper servicing of the Separate Bank Advances hereunder.

     6.12 Submission of Pipe Line, Position, and Hedge Reports: To provide when
          ----------------------------------------------------
requested by BANK, a copy of the Borrower's pipeline, position, and hedge reports in form and substance satisfactory to BANK.

     6.13 Notification of Mortgage Loan Default: In connection with any Mortgage
          -------------------------------------
Loan forming part of the Collateral, to notify BANK within two business days of Borrower's discovery of any default thereunder or any claim asserted in connection therewith or of the termination of the Take-Out Commitment related thereto or of the rejection by the Investor under said Take-Out Commitment to purchase said Mortgage Loan.

     6.14 Notification of Borrower's Default: To advise BANK in writing within
          ----------------------------------
three business days after the expiration of any applicable cure period, of any uncured material default known to Borrower in connection with any loan or line of credit whether from BANK or not, in excess of $50,000.00.

     6.15 Maintenance of Take-Out Commitments: To keep all Take-Out Commitments
          -----------------------------------
in full force and effect and subject to no lien, assignment or other interest (other than that of BANK).

     6.16 Financial Covenants: To maintain at all times and tested as of the
          -------------------
last day of each fiscal quarter:

          (i)   GAAP Stockholder's Equity in the minimum amount of $3,500,000

          (ii)  Tangible Stockholder's Equity in the minimum amount of
                $3,400,000

          (iii) a Leverage Ratio not exceeding 12.5:1

     6.17 Tax Returns: To furnish BANK with copies of federal income tax returns
          -----------
previously filed by the Borrower, within ten (10) days of BANK's written request.

     6.18 Payment of Taxes: To pay or cause to be paid when due, all taxes,
          ----------------
assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books provided, however that the Borrower shall pay or cause to be
                   --------
paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent.

     6.19 New Locations and Subsidiaries: To furnish BANK with the name
          ------------------------------
and addresses of all new offices, locations, and subsidiaries no later than ten business days prior to the date Borrower commences occupation of said premises.

     6.20 Changes to Authorizational Documents: To promptly furnish to BANK
          ------------------------------------
copies of any changes to the documents required by Paragraph 3.01.04 hereof, which copies shall be certified to be true and correct by the applicable governmental agency responsible for recording such documents.

     6.21 Mortgage Banker's Financial Reporting Form: To provide BANK within 60
          ------------------------------------------
days of the end of each quarterly accounting period, with a copy of the quarterly Mortgage Banker's Financial Reporting Form (either FNMA Form 1002 or FHLMC Form 1055, as applicable).

     6.22 Additional Reports: To promptly furnish BANK with such reports and
          ------------------
information as it deems reasonably necessary from time to time.

     6.23 Notification of Mortgage Warehouse Lines: To advise BANK of the
          ----------------------------------------
existence of all other mortgage warehouse lines extended to Borrower and the amounts thereof as may exist from time to time. Borrower grants BANK the right to request and share with other warehouse lenders information relating to their respective loans and collateral.

     6.24 Demand Deposit Account: To maintain operating and demand deposit
          ----------------------
accounts with Bank.

     6.25 FNMA/FHLMC Certification: To provide BANK no later than January 31 of
          ------------------------
each calendar year, satisfactory evidence of current FNMA and/or FHLMC certification (if applicable), and a copy of the audit letter issued by Borrower's accountant in conjunction with Uniform Single Audit Program for Mortgage Bankers, as amended from time to time. Borrower will provide BANK, no later than 7 days after receipt, copies of all notices received from FNMA or FHLMC relating to the certification of Borrower.

     6.26 Compliance With Laws: To comply with all present and future Laws
          --------------------
applicable to it in the operation of its business, and all material agreements to which it is subject.

     6.27 Notice of Litigation: To give immediate notice to the BANK of: (1) any
          --------------------
litigation in which it is a party if an adverse decision therein would require it to pay over more than $50,000 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (2) the institution of any other suit or any administrative proceeding involving it that might materially and adversely affect its operations, financial conditions, property or business.

     6.28 Payment of Obligations When Due: To pay when due (or within applicable
          -------------------------------
grace periods) all indebtedness due third persons, except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Borrower.

     6.29 Operational Reviews: To, from time to time, permit access to its
          -------------------
premises and records by BANK or its representative, for the purpose of conducting a review of Borrower's general mortgage business methods, policies, and procedures, auditing loan files, and reviewing financial and operational aspects of Borrower's business. Commencing one year from date hereof, Borrower shall reimburse BANK for all expenses incurred in conducting such review; provided that the amount for such review shall not exceed $1,000 in any one year.

     6.30 Third Party Originations: BANK reserves the right to advise Borrower,
          ------------------------
from time to time in its sole discretion, that it elects not to fund Mortgage Loans originated by any or all third party originator(s).

     6.31 Exchange of Information: That so long as any sums due BANK shall
          -----------------------
remain outstanding, BANK or its successors may exchange credit and/or collateral information relating to Borrower with any of Borrower's other creditors. Borrower hereby authorizes each of its present or future creditors to share such information with BANK and agrees that each and every such creditor may act in reliance on this authorization without liability to Borrower for release of such information.


7 Negative Covenants.

     Without the prior written consent of BANK (which shall not be unreasonably withheld), Borrower will not:

     7.01 No Compromise of Collateral: Make any compromise, adjustment or
          ---------------------------
settlement in respect of any of the Collateral or accept anything other than cash in payment or liquidation of the Collateral.

     7.02 No Other Liens: Permit any lien or financing statement (other than
          --------------
warehouse lenders specified on Exhibit B) covering all or any part of the Collateral to be on file or recorded in any public office.

     7.03 No Change in Borrower's Name or Organizational Status: Change its name
          -----------------------------------------------------
or liquidate, dissolve, consolidate or merge, reorganize, recapitalize or reclassify its capital stock, nor permit any Subsidiary to do so, nor acquire, or permit any subsidiary to acquire, substantially all the assets of another entity.

     7.04 No Sale or Pledge of Assets or Capital Stock: Sell, transfer, lease or
          --------------------------------------------
otherwise dispose of or cancel all or (except in the ordinary course of business) any material part of its assets or capital stock, nor pledge, grant or permit to exist a security interest or lien upon any of its assets of any kind, real or personal, tangible, now owned or hereafter acquired, except purchase money liens on specific equipment, and indebtedness shown on Exhibit B hereof.

     7.05 Improper Use of Proceeds: Use the proceeds of the Loan, or permit them
          ------------------------
to be used, for any purpose other than to finance the making or purchasing of single family and multiple family residential mortgage loans pursuant to the terms of this Agreement.

     7.06  No Dividends, Advances or Distributions: Declare or pay any cash or
           ---------------------------------------
stock dividends or make any cash advances or distributions or any kind to any of its stockholders, directors, officers, employees, or affiliated companies, to the extent that such action would create a default under this agreement or related documentation in connection thereof.

     7.07  No Additional Warehouse Indebtedness: Incur, create, assume or permit
           ------------------------------------
to exist any indebtedness other than as listed on Exhibit B, attached hereto, except as owed to BANK.

     7.08  No Misleading Information: Furnish to BANK any certificate or
           -------------------------
document that contains any untrue statement of material fact or omits a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

     7.09  No Guarantees: Become liable directly or indirectly, as guarantor,
           -------------
surety, endorser or otherwise for any obligation of any other entity or person that would have a material effect on the financial condition of Borrower.

     7.10  No Change in Management, Ownership or Control: Change its executive
           ---------------------------------------------
management, ownership or control of its business operations.


8  Default.

     8.01  Events of Default: Borrower shall be in default under this Agreement
           -----------------
upon the happening of any of the following events or conditions (each, an "Event of Default"):

           8.01.01 Default in the payment of the Note or payment or performance of any other obligation, covenant or liability of Borrower contained or referred to herein, or in any other obligation owed by Borrower to BANK;

           8.01.02 Any warranty, representation or statement furnished to BANK by or on behalf of Borrower in connection with this Agreement proves to have been false in any material respect when made or furnished;

           8.01.03 Loss, theft, substantial damage, destruction, abandonment, sale or encumbrances to or of the Collateral or any substantial part thereof, or the making of any levy, seizure or attachment thereof, or thereon;

           8.01.04 Dissolution, termination of existence, insolvency, business failure, appointment of a receiver for benefit of creditors by, or the commencement of any case or proceeding under any bankruptcy or insolvency law by or against Borrower or any of its Subsidiaries or guarantors unless said proceeding, if commenced against Borrower or any of its Subsidiaries is dismissed within 30 days from the date it is filed; or

           8.01.05 Occurrence of any material adverse change in the financial or operating condition of Borrower;

           8.01.06 Ten (10) days or more shall elapse from the date of release of any Mortgage Note and any other item of Collateral to Borrower made at BANK's sole discretion subject to such terms and conditions as BANK may from time to time require and such Collateral has not been returned to BANK;

           8.01.07 The occurrence of any circumstance that would cause any Mortgage Loan comprising a portion of the Collateral to fail to conform to the definition of Eligible Mortgage Loan or fail to conform to the documentation requirements of Paragraphs 3.02, 3.04, and 3.05 and 3.08.

           8.01.08 If presently held or later obtained, subsequent loss or suspension of FNMA and/or FHLMC certification.

           8.01.09 Failure of Borrower, or any Guarantor or any shareholder, director or employee of Borrower to observe or perform any agreement of any nature whatsoever with BANK.

           8.01.10 Borrower's default under the terms and conditions of any loan or credit agreement with any third party which exceeds $50,000.

           8.01.11 The occurrence of an Event of Default under the terms of the Custodian Agreement.

     8.02  Remedies Upon Default: Upon the occurrence of one or more Events of
           ---------------------
Default, BANK may at its election, refuse to make additional advances, and/or terminate this Agreement, and/or declare all sums now or hereafter owed by Borrower to BANK to be immediately due and payable; charge Borrower's DDA account for any or all sums due and owing to BANK; and BANK shall have the rights and remedies of a secured party under the Uniform Commercial Code in addition to the rights and remedies provided herein or in any other instrument or paper executed by Borrower, including, at its option and in its sole discretion, until all sums now or hereafter owed to the Bank are paid in full, the right or rights to:

           8.02.01 Communicate with and notify the mortgagors under the Mortgage Loans comprising the Collateral of Borrower's assignments hereunder, and note any such assignment on Borrower's records;

           8.02.02 Take over the exclusive right to liquidate the Collateral at the sole expense of the Borrower, without any obligation to preserve rights against third parties. For any acts done or not done incident to such collection or liquidation, BANK shall not be liable in any manner. BANK shall have the right to settle, compromise, or adjust Collateral and the claims or right of borrower thereunder and accept return of the real estate involved, and in turn sell and dispose of all said real estate without notice to or approval of Borrower, BANK may employ agents and attorneys to collect or liquidate any Collateral, and BANK shall not be liable for such Collateral or defaults of any such agents and attorneys;

           8.02.03 To effect collection of any Separate Bank Advance hereunder, take possession of and open any mail addressed to Borrower whether on Borrower's premises or elsewhere and to remove, collect, and apply all payments therein contained and as attorney in fact for Borrower, sign the Borrower's name to any receipts, checks, notes, agreements, assignments or other instruments or letters, in order to collect, sell or liquidate the Collateral. This power shall be irrevocable.

           8.02.04 Require Borrower to assemble all books and records of account relating to the Collateral and make them available to BANK at its office herein set forth or such other place as may be designated by BANK;

           8.02.05 Enter the office of Borrower and take possession of any of the Collateral including any records that pertain to the Collateral;

           8.02.06 Undertake to service any one or more of the Eligible Mortgage Loans comprising the Collateral and upon the happening of such, Borrower shall transfer to BANK all escrow funds, records, and any other documents relating to any such Eligible Mortgage Loans then held by it; and

           8.02.07 At BANKS option, rescind any acceleration of the maturity of the Loan previously declared (but the tender and acceptance of partial payments of the Loan shall not rescind or affect in any way any such acceleration of maturity).

     8.03  Remedies Cumulative: All remedies available to BANK shall be
           -------------------
cumulative not alternate in that the exercise of one or more of them shall not preclude exercising one or more of the others. Further, nothing in this Default section or elsewhere in this Agreement shall affect the demand nature of Borrower's obligations to BANK or preclude BANK from demanding full payment of all sums due by Borrower to BANK, at any time.


9  Sale of Mortgage Notes.

     So long as Borrower is not in default hereunder BANK shall:

     9.01  Delivery of Mortgage Notes by BANK: Upon sale or direction by
           ----------------------------------
Borrower of any Mortgage Loan assigned to BANK hereunder, cause the Collateral Custodian to deliver the Mortgage Note as requested by Borrower to the Investor pursuant to the terms of the Custodial Agreement.

     9.02  Reassignment of Mortgage Notes by BANK: Reassign to Borrower any
           --------------------------------------
Mortgage Note referred to in Paragraph 6.02 hereof, and to deliver all supporting papers, upon payment in full to BANK of the respective Separate Bank Advance, plus accrued interest.

10 Collections.

     Upon an Event of Default if so requested by BANK, in writing, Borrower shall act, as the representative of, and in trust for, BANK in receiving and collecting all monies payable on any Mortgage Loan held as part of the Collateral and after collection thereof shall deposit the same in a special account at BANK in the name of the Borrower, and the same shall be held by Bank as part of the Collateral hereunder. BANK, upon deposit in such special account of any monies payable on any such Mortgage Loan, may, in its sole discretion, apply all or any part thereof to the payment of Borrower's obligation arising out of the related Separate Bank Advance. Upon payment in full of that portion of any Separate Bank Advance applicable to a particular Mortgage Loan, plus accrued interest, and so long as no default exists hereunder, Borrower may withdraw from such special bank account the amount of all payments made on account of that Mortgage Loan and deposited by Borrower in such special bank account.

11 Termination.

     This Agreement shall terminate on the Termination Date. BANK will notify Borrower not less than ninety days (90) prior to the Termination Date of its intention to terminate or extend the term of this Agreement.

12 Miscellaneous.

     12.01 Notices: Except as to routine business matters, any and all
           -------
communications between the parties hereto or notices provided herein to be given in writing shall be i) delivered in person, ii) sent by both certified or registered mail, return receipt requested, and by regular mail, or iii) by overnight courier service that provides for proof of delivery; addressed as follows: if to BANK: First Union National Bank, Widener Building, Mail Code PA4831, 1339 Chestnut Street, Philadelphia, PA 19107, Attention: John P. White, with a copy to Thomas M. Pinney, Esq., Counsel for First Union National Bank; Drinker Biddle & Reath LLP, 1345 Chestnut Street, Philadelphia, PA 19107; and if to Borrower; Michael Strauss, Inc. 12 East 49th Street, New York, NY 10017.,
Attention: Michael Strauss, President, or to such other addresses either party may by notice indicate to the other from time to time. Unless sooner received, all notices shall be deemed delivered two (2) days after mailing, as herein set forth. Actual knowledge of the contents of the notice, however received, shall constitute proper notice hereunder.

     12.02 Successors and Assigns: The terms and provisions of this Agreement
           ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants (affirmative and negative) and agreements herein contained on the part of Borrower shall survive the making of any Separate Bank Advance and the execution of Borrower's Note, and shall be effective as long as any sums remain due and owing BANK.

     12.03 Sale of Collateral by BANK: This Agreement, and the Note issued
           --------------------------
hereunder, or any part of the Collateral, may, at any time, be transferred or assigned by BANK, in whole or in part, or separately, or as an entirety, and any assignee thereof from BANK may enforce this

Agreement, the Note, and such Collateral, provided, however, that no Mortgage Loan may be separately sold or assigned unless the Borrower shall have failed or refused for a period of ten (10) days to comply with a demand to pay the respective Separate Bank Advance, plus accrued interest, pursuant to Paragraph
6.02 hereof or unless Borrower is in default under this Agreement or the Note. Any Mortgage Loan which is subject of a Take-Out Commitment shall be sold pursuant to the terms of said Commitment unless rejected by the Investor.

     12.04  Delay - No Waiver: No delay in exercising, or failure to exercise
            -----------------
any right, power or remedy accruing to BANK through any breach or default of Borrower under this Agreement, or any acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, shall impair any such right, power or remedy of BANK; nor shall any waiver of any single breach or default be deemed a waiver of any breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of BANK of any provision or condition of the Agreement, must be in writing and shall be effective only to the extent of such writing specifically set forth. The foregoing two sentences shall be deemed to be applicable to both BANK and Borrower. In the event BANK is required to take any action to collect sums due under the Note or to enforce, renegotiate, restructure or modify the terms of this Agreement, or is required to institute, defend or otherwise participate in any action at law or suit in equity in-relation to this Agreement, or any Mortgage Loan forming part of the Collateral, Borrower, in addition to all other sums which it may be called upon to pay, will pay BANK's attorneys' fees and costs. Nothing in this Agreement shall be deemed any waiver or prohibition of BANK's right of lien or set-off, except that BANK agrees to not set-off against any legitimate custodial or escrow account in which Borrower accumulates funds owned by individual mortgagors or other third parties.

     12.05 (a)   Entire Agreement-Supplemental Policies and Procedures:  This
                 -----------------------------------------------------
Agreement sets forth the entire agreement among the parties hereto, and there are no other agreements, express or implied, written or oral, except as set forth herein. This Agreement may not be amended, altered or changed except in writing by all parties hereto. It is contemplated that from time to time Borrower and BANK will enter into supplemental agreements establishing policies and procedures to carry out the terms of this agreement. Such agreements shall constitute amendments hereto provided they are signed by both parties.

           (b)   Partial Invalidity:  The inapplicability or unenforceability of
                 ------------------
any provision of this Agreement shall not limit or impair the operation or validity of any other provisions of this Agreement.

           (c)   Counterparts:  This Agreement may be executed in any number of
                 ------------
counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

           (d)   No Assignment by Borrower:  This Agreement shall not be
                 -------------------------
assignable by Borrower without the express written approval of BANK.

               (e)  Materiality/Reliance by BANK: All covenants, agreements and
                    ----------------------------
representations made herein and in documents delivered in support of this Agreement, now or in the future, shall be deemed to have been material and relied on by BANK and shall not merge with this Agreement.

               (f)  No Third Party Beneficiary: The parties hereto understand
                    --------------------------
and agree that there is no intention to confer any benefits upon any person or legal entity not a party to this Agreement; notwithstanding the foregoing, the parties hereto acknowledge and agree that the Lender, at its sole discretion, may participate portions of its interests in the Loan to other parties.

               (g)  Confidentiality: All information and materials provided to
                    ---------------
BANK by borrower shall be treated with the same degree of confidentiality as BANK maintains with regard to similar information of its other customers generally. Nothing contained herein shall prevent BANK from releasing to actual or proposed loan participants such information regarding Borrower as BANK may deem pertinent and necessary.

         12.06 Interpretation of Accounting Terms: Each accounting term used in
               ----------------------------------
this Agreement which is not specifically defined shall have the meaning customarily given to it in accordance with generally accepted accounting principles.

         12.07 Pennsylvania Law/Consent to Jurisdiction and Service/Waiver of
               --------------------------------------------------------------
               Jury Trial:
               ----------

               A) THIS AGREEMENT AND ALL SUPPLEMENTAL DOCUMENTS EXECUTED IN CONNECTION HEREWITH HAVE BEEN DELIVERED IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE LAW OF CONFLICTS.

               B) CONSENT TO JURISDICTION AND VENUE - IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATIONSHIP EVIDENCED HERBY, EACH UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY OF THE COMMONWEALTH OF PENNSYLVANIA WHERE CBNA MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. EACH UNDERSIGNED PARTY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO EACH UNDERSIGNED PARTY.

               C) WAIVER OF JURY TRIAL - EACH UNDERSIGNED PARTY HEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE

PROMISSORY NOTE EXECUTED IN CONNECTION HEREWITH, OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR CBNA TO ENTER INTO, ACCEPT OR RELY UPON THIS AGREEMENT.

     12.08  Closing by Mail:  This Loan is deemed by the parties to be a
            ---------------
Pennsylvania transaction. If Borrower or any guarantor shall sign a Note, Mortgage Warehouse Loan Agreement, financing statement, certification, personal guaranty, amendment to any of the foregoing, or other document executed in connection with the Loan outside of the Commonwealth of Pennsylvania, such document shall be of not force or effect until received and accepted in Pennsylvania by BANK.

     IN WITNESS WHEREOF, FIRST UNION NATIONAL BANK, has caused its corporate name to be hereunto affixed and this instrument to be signed by an authorized corporate officer and has caused its corporate seal to be hereunto affixed and attested and Borrower has caused its corporate name to be hereunto affixed and attested by its Secretary, all as of the day and year first hereinabove written.


                                         FIRST UNION NATIONAL BANK



                                         By:  /s/ John P. White
                                            ------------------------------------
                                            John P. White, Vice President



                                         Michael Strauss, Inc.


ATTEST:
(affix corporate seal)
[ILLEGILBE SIGNATURE APPEARS HERE]       By:  /s/ Michael Strauss
------------------------------------        ------------------------------------
                                            Michael Strauss, President

                                  Exhibit A

                Mortgage Warehouse Loan and Security Agreement
                           First Union National Bank
                                      to
                              Michael Strauss.Inc.
                                   ((P)4.07)
                        Schedule of Borrower's Offices
                        ------------------------------

                            American Home Mortgage
                               Office Locations



12 East 49th Street
New York, NY 10017

4354 White Plains Rd
Bronx, NY 10466

200B South Main Street
New City, NY 10956

45 Executive Drive
Plainview, NY 11803

52A Commack Road
Commack, NY 11725

100 Jericho Quadrangle
Jericho, NY 11753

2025 Richmond Avenue
Staten Island, NY 10314

711 Westchester Avenue
White Plains, NY 10604

200 Connecticut Avenue
Norwalk, CT 06854

2001 Route 46
Parsippany, NJ 07054

1 South Orange Ave
Orlando, FL 32801

3 Neshaminy Interplex
Trevose, PA 19053

                                   Exhibit B

                Mortgage Warehouse Loan and Security Agreement
                           First Union National Bank
                                      to
                             Michael Strauss, Inc.
                                   ((P)7.07)
                      Schedule of Additional Indebtedness
                      -----------------------------------


Creditor              Maximum Availability                Security
--------              --------------------                --------

PNC Bank              $40,000,000 to be replaced by subject facility

                                  Schedule A

                         Credit Underwriting Criteria

Classes of Loans             A/1/          B             C             D

Warehouse Period             60            60            60            60

Debt to Income               50%           50%           50%           50%

Loan to Value                90%           90%           90%           90%

Mortgage Loan Maximum        $250,000 on nay non pre-approved Mortgage Loan. Any
                             loan over $250,000 provided that the loan is pre-approved by the Bank.

Employment                   Must be verified on all Loans. The Borrower can
                             underwrite and close NTQ and NTV Loans.

Property*                    1 - 4 Family Dwelling

Appraisal                    Required on all Loans

Closings                     Must be closed by counsel or title company

* Multi-family units, in excess of four (4) dwelling units, will not be eligible to warehouse without prior permission of the Bank.

     The Bank it its sole discretion retains the right to accept or reject any collateral.

From time to time, the Borrower may revise the credit underwriting criteria contained in Attachment "A" provided (i) the Borrower submits a revised Attachment "A" to the Bank for its written approval; and (ii) the Bank approves the revised Attachment "A", in writing, as evidenced by a letter from the Bank to the borrower.

---------------
/1/ With respect to Class A Mortgage Loans, the Bank will permit such Mortgage Loans to have a loan to value ratio not to exceed one hundred percent (100%) and a debt to income ratio not to exceed 45%.

[INITIAL APPEARS HERE]
----------------------
Initial

                               GUARANTY AGREEMENT

     THIS GUARANTY is given this 8th day of December, 1998, by Michael Strauss ("Guarantor") to FIRST UNION NATIONAL BANK (the "Bank").

                              W I T N E S S E T H:

     Michael Strauss, Inc., a New York corporation (herein called the "Principal") has entered into a Mortgage Warehousing Loan and Security Agreement dated as of December 8th , 1998 with the Bank (which agreement and any amendments thereto is herein collectively called the "Loan Agreement") which governs the rights and obligations of the Bank and the Principal with respect to the loans to be made thereunder, which loans are secured by the Collateral described in the Loan Agreement.

     To induce the Bank to make the Loans to the Principal pursuant to the provisions of the Loan Agreement and to otherwise extend credit to the Principal, Guarantor hereby gives the Bank the assurances herein contained.

     NOW, THEREFORE, to induce, and in consideration of loans, advances, obligations or other credit heretofore or hereafter granted by the Bank to the Principal pursuant to the Loan Agreement and to enable such loans, advances, obligations or other credit to be maintained and obtained by the Principal, all of which will be used to the direct, material, economic benefit of the Guarantor, the Guarantor, intending to be legally bound hereby, does hereby become surety to the Bank for and guarantees to the Bank the prompt payment when due of the principal and interest on the Loan, and the due and punctual performance of, all obligations, liabilities and indebtedness of the Principal to the Bank, now existing or hereafter arising, whether primary or secondary, direct or indirect, absolute, contingent or conditional, due or to become due (herein collectively the "Liabilities"). If any Liabilities are not paid to the Bank in accordance with the Loan Agreement, Guarantor further agrees forthwith to pay such Liabilities or, at the sole option of Bank, discharge the obligation of the Principal hereunder until all Liabilities have been paid to the Bank in full. Guarantor further agrees to pay to the Bank upon demand all losses and reasonable costs and expenses, including attorneys' fees, which may be incurred in attempting to collect the Liabilities, or to enforce Guarantor's liabilities under this Guaranty Agreement. Guarantor further agrees as follows:

     1. Guarantor hereby: (a) assents to all terms and agreements heretofore or hereafter made with Bank by Principal; (b) consents that Bank may: (i) exchange, release or surrender to Principal any collateral or waive, release or subordinate any security interest, in whole or in part, now or hereafter held as security for any Liabilities of otherwise under this Guaranty Agreement; (ii) waive or delay the exercise of any rights or remedies of Bank against Principal or any other surety or guarantor or, with respect to the Liabilities, any security therefor, or under this Guaranty Agreement; (iii) release the Principal or any other surety or guarantor; (iv) renew, extend or modify the terms of any Liabilities or any instrument or agreement evidencing the same; and (v) apply payments by Principal or Guarantor to any Liabilities guaranteed hereunder; (c) waives all notices whatsoever in respect to this Guaranty Agreement or with respect to the Liabilities which are to be sent to Principal including, but not limited to, notice of: Bank's acceptance hereof or its intention to act or its action in reliance hereon; the present existence or future incurring of any Liabilities or any terms or amounts thereof or any change therein, any default by Principal or any surety or guarantor; the obtaining of any guaranty or surety agreement in addition to this Guaranty Agreement or any pledge, assignment or other security for any Liabilities; and the release of any surety or guarantor of any Liabilities, or of any pledgor or assignor whose pledge or assignment has been made as security for any Liabilities; and (d) agrees that any indebtedness of Principal now or hereafter held by Guarantor is hereby subordinated to the Liabilities of Principal to Bank; and such indebtedness of Principal to Guarantor, if Bank so requests and upon default by Principal to Bank, shall be collected, enforced, and received by Guarantor as trustee for Bank and shall be paid over to Bank on account of the Liabilities of Principal to Bank but without impairing or affecting in any manner the liabilities of Guarantor under the provisions of this Guaranty Agreement. Guarantor waives notice of presentment, demand, protest and notice of nonpayment or protest in relation to any instruments evidencing any Liabilities, and any other demands and notices required by law.

     2. The liability of Guarantor under this Guaranty Agreement is absolute and unconditional, without regard to the liability of any other party or person, and shall not in any manner be affected by reason of any action taken or not taken by Bank, which action or inaction is herein consented and agreed to, or of any lack of prior enforcement or retention of any rights against the Principal, Guarantor or any other person or any property, or of the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any Liabilities. Bank may release all or part of the Liabilities of any other surety for Principal or Guarantor of any Liabilities, and any such release shall not affect or release any Liabilities hereunder of the undersigned. No delay in making demand on Guarantor for payment of the Liabilities of Guarantor hereunder shall prejudice Bank's right to enforce such payment. All of Bank's rights and remedies shall be cumulative and any failure of Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right any time and from time to time thereafter.

     3. If any Liability shall not be paid to Bank in accordance with the Loan Agreement, (herein called a "Failure of Payment") all Liabilities shall, at the option of Bank, (declared at any time without notice or demand of any kind to the Guarantor, to Principal or to any other person) be deemed to be due and payable, and the obligations of Guarantor hereunder shall simultaneously pursuant to the terms of this Guaranty Agreement also be immediately due and Bank may forthwith recover from Guarantor the whole amount due hereunder pursuant to the terms hereof.

     4. This Guaranty Agreement shall be a continuing one and be binding upon Guarantor regardless of how long before or after the date hereof any Liabilities were or are incurred, provided, however, Guarantor may terminate this Guaranty Agreement by written notice sent to Bank by registered mail, stating an effective date of termination not less than ninety (90) days after receipt of such notice by Bank, and Guarantor shall not be liable to Bank hereunder with respect to any liability incurred after the effective date of termination stated in such notice; provided, further that this Guaranty Agreement shall nevertheless continue with respect to: (a) any Liabilities which were incurred prior to such date of termination or which are thereafter incurred in renewal, extension or modification of any such Liabilities; and (b) any

Liability incurred after such date of termination pursuant to an agreement theretofore entered into which bound Bank to permit such Liabilities to be incurred. In the event this Guaranty Agreement is preceded or followed by any other agreement of suretyship or guaranty by Guarantor, all thereof shall be deemed to be cumulative and the liability of Guarantor hereunder shall be in addition to that stated in any other suretyship or guaranty agreement.

     5. Guarantor agrees that this Guaranty Agreements shall be governed by the substantive law of Pennsylvania.

     6. Without limiting the waivers of notice hereunder by the Principal and Guarantor, any notice or consent required or permitted by this Guaranty Agreement shall be in writing and shall be deemed delivered if delivered in accordance with the provisions of the Loan Agreement to the Bank and to Guarantor care of the Principal at the address specified in the Loan Agreement.

     7. This Guaranty Agreement shall inure to the benefit of Bank, its successors, assigns and any person to whom Bank may grant an interest in any Liabilities, and shall be binding upon Guarantors, their heirs, successors and assigns.

     8. This Guaranty Agreement is intended to take effect as a document under seal.

     IN WITNESS WHEREOF, the Undersigned, intending to be legally bound, hereby, have duly executed this Guaranty Agreement the day and year first above written.

                                        /s/ Michael Strauss
                                        -------------------------------
                                        Michael Strauss
Accepted:

FIRST UNION NATIONAL BANK


By: /s/ John P. White
    -----------------------------
    John P. White
    Vice President

                                 PROMISSORY NOTE
                              MICHAEL STRAUSS, INC.

                                                          Philadelphia. PA
   $40,000,000.00                                         December 8th, 1998


     MICHAEL STRAUSS, INC., a New York corporation (the "Borrower"), for value received, hereby promises to pay to the order of FIRST UNION NATIONAL BANK ("Bank"), or its registered assigns the principal sum of FORTY MILLION DOLLARS ($40,000,000) or such lesser amount as may be advanced hereunder. The principal amount of the Note shall bear interest at the rates (including, if applicable, the Default Rate) specified in the Mortgage Warehousing Loan and Security Agreement, (as amended from time to time hereafter, the "Warehousing Agreement,"), dated as of December 8th, 1998 by and between Borrower and Bank. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Warehousing Agreement. Principal and interest in respect of this Note shall be paid in the manner and at, the times specified in the Warehousing Agreement. This Note may be voluntarily prepaid, and is subject to mandatory prepayment, in accordance with the provisions of the Warehousing Agreement.

     Under certain circumstances, as specified. in the Warehousing Agreement, the principal of this Note and interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Warehousing Agreement.

     The Borrower waives presentment, protest and demand, notice of protest, demand and dishonor upon non-payment of this Note and agrees to pay all reasonable costs of collection (including, without limitation, reasonable attorneys' fees) of this Note.

     This Note and the Warehousing Agreement are governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.


                              MICHAEL STRAUSS, INC.

                              By: /s/ Michael Strauss
                                  ---------------------------------
                                  Name:    Michael Strauss
                                  Title:   President

         Amendment to Mortgage Warehousing Loan and Security Agreement
         -------------------------------------------------------------

This Amendment dated as of June 23, 1999 shall serve to further amend the Mortgage Warehousing Loan and Security Agreement ("Agreement") between First Union National Bank (hereinafter referred to as "Bank") and American Home Mortgage Corp. (hereinafter referred to as "Borrower") dated December 8, 1998.

Section 1.02 Definitions

The definition of Maximum Loan Amount is deleted in its entirety and the
                  -------------------
following is substituted:

        Maximum Loan Amount means $50,000,000 from the date hereof through and
        -------------------
including August 31, 1999; and $40,000,000 thereafter.

        Except as expressly modified or amended herein, all other terms and provisions of the Agreement shall remain in full force and effect. This amendment will become effective upon our receipt of your executed copy of this amendment letter and Note for the amended Maximum Loan Amount in Philadelphia, Pennsylvania.


Agreed & Accepted
American Home Mortgage Corp.

By      /s/ Michael Strauss
        -------------------------------
        Michael Strauss, President

Attest: /s/ illegible
        -------------------------------

By:     /s/ Michael Strauss
        -------------------------------
        Michael Strauss, Guarantor


First Union National Bank

By:     /s/ John P. White
        -------------------------------
        John P. White, VP

                                PROMISSORY NOTE
                         AMERICAN HOME MORTGAGE CORP.


$50,000,000.00                                                  Philadelphia, PA
                                                                June 23rd, 1999



        AMERICAN HOME MORTGAGE CORP., a New York corporation (the "Borrower"), for value received, hereby promises to pay to the order of FIRST UNION NATIONAL BANK ("Bank"), or its registered assigns the principal sum of FIFTY MILLION DOLLARS ($50,000,000) or such lesser amount as may be advanced hereunder. The principal amount of the Note shall bear interest at the rates (including, if applicable, the Default Rate) specified in the Mortgage Warehousing Loan and Security Agreement, (as amended from time to time hereafter, the "Warehousing Agreement"), dated as of December 8th, 1998 by and between Borrower and Bank. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Warehousing Agreement. Principal and interest in respect of this Note shall be paid in the manner and at the times specified in the Warehousing Agreement. This Note may be voluntarily prepaid, and is subject to mandatory prepayment, in accordance with the provisions of the Warehousing Agreement.

        Under certain circumstances, as specified in the Warehousing Agreement, the principal of this Note and interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Warehousing Agreement.

        The Borrower waives presentment, protest and demand, notice of protest, demand and dishonor upon non-payment of this Note and agrees to pay all reasonable costs of collection (including, without limitation, reasonable attorneys' fees) of this Note.

        This Note and the Warehousing Agreement are governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.


                                        AMERICAN HOME MORTGAGE CORP.

                                        By:     /s/ Michael Strauss
                                                -------------------------------
                                                Name:  Michael Strauss
                                                Title: President